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                                                                  EXHIBIT 23.1



                           [SMITH & GESTELAND, LLP]



                       CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference of our reports for Baylake Corp. in this Registration Statement on Form S-3, and in Registration Statement 33-43880 which is deemed modified by this Registration Statement, of our reports which appear or are incorporated by reference, in Baylake's Annual Report on Form 10-K for the year ended December 31, 1996, and the references to our firm under the heading "Experts" in the Prospectus forming part of the Registration Statements.




Madison, Wisconsin                             /s/  Smith & Gesteland, LLP
January 15, 1998                                    SMITH & GESTELAND, LLP